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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported):
                           January 18, 1995


                         AMERITECH CORPORATION
        (Exact name of registrant as specified in its charter)

                               Delaware
            (State of other jurisdiction of incorporation)


    1-8612                                        36-3251481
Commission File Number                   IRS Employer ID No.


            30 South Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices)

   Registrant's telephone number, including area code: (312)750-5000

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Item 7. Financial Statements and Exhibits

     On January 18, 1995, Ameritech Corporation (Ameritech) reporting strong operating results for 1994, posting record revenues resulting from record growth in cellular customers and access lines. Revenues rose to a new high of $12.6 billion, up 5.9% from $11.9 billion in 1993. Amertiech added 439,000 cellular customers during 1994, up 51% from 1993 to almost 1.3 million customers. Access lines rose a record 3.9% to 18.2 million.

     Ameritech generated profits of $1.69 billion in 1994, up 13.4% from $1.49 billion in 1993, before one-time events and an extraordinary accounting charge. Earnings per share climbed to $3.07, up from $2.74 in 1993, before one-time events and the extraordinary accounting charge.

     Reported earnings for 1994 were a loss of $1.06 billion or $1.94 a share, including one-time events and the extraordinary accounting charge.

     Comparisons between 1994 and 1993 are affected by one-time events in both years. Results for 1994 included after-tax charges of $455.8 million or 83 cents a share for work force adjustment, $61.3 million or 11 cents a share to reduce certain asset values, and an extraordinary non-cash after-tax charge of $2.2 billion or $4.07 a share for discontinuance of the FAS 71 accounting method. One-time events in 1993 included a charge of $37.3 million or 7 cents a share for restructuring at Telecom Corporation of New Zealand, and a one-time gain of $61.7 million or 11 cents a share from the sale of shares in Telecom Corporation of New Zealand.

     Because of the discontinuance of FAS 71, Ameritech has reclassified bad debt expense from revenue to expense in both 1994 and 1993.

     In the fourth quarter of 1994, Ameritech revenues rose 4.1% to $3.2 billion, up from $3.0 billion in the fourth quarter of 1993. Fourth-quarter profits rose to $455.2 million, up 11.8% before one-time events and the extraordinary charge. Reported earnings in the fourth quarter were a loss of $1.8 billion, including one-time events and the accounting change. Earnings per share in the fourth quarter were 81 cents, up 11% from 73 cents in the fourth quarter of 1993, before one-time events and the accounting change. Including the one-time events and accounting change, fourth-quarter earnings per share were a loss of $3.28.


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              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
            (Dollars in millions, except per share amounts)

                                          Three Months Ended
                                             December 31            %
                                         1994  (1)     1993      Change
                                       --------      --------    ------
                                      (Unaudited)   (Unaudited)

Revenues (4)                          $ 3,181.2      $3,056.6      4.1%
Operating expenses (3) (4)              2,470.8       2,361.5      4.6%
                                      ---------      --------
Operating income                          710.4         695.1      2.2%
Other income, net (4)                     (42.7)        (13.5)   216.3%
Interest expense (4)                      111.3         106.3      4.7%
                                      ---------      --------
Income before income taxes
  and extraordinary item                  641.8         602.3      6.6%
Income taxes                              212.7         204.1      4.2%
                                      ---------      --------
Income before extraordinary item          429.1         398.2      7.8%
Extraordinary item (2)                 (2,234.0)         --        n/a
                                      ---------      --------
Net income (loss)                     $(1,804.9)     $  398.2      n/a
                                      ---------      --------

Average common shares
   outstanding  (000)  (5)             551,031        546,270      0.9%

Earnings per common share  (5)          $(3.28)         $0.73      n/a

Dividends declared per
   common share  (5)                     $0.50          $0.48      4.2%

(1) Income before the extraordinary item and one-time adjustments rose 11.8 percent to $445.2 million from $398.2 million in the fourth quarter of 1993. Earnings per share before one-time adjustments grew 11.0 percent to 81 cents, up from 73 cents in the third quarter of 1993. See notes 2 and 3 for details of one-time adjustments.

(2) 1994 results include an extraordinary non-cash charge of $3.8 billion ($2.2 billion after-tax or $4.06 per share) related to the discontinuation of applying the accounting provisions of FAS 71, "Accounting for the Effects of Certain Types of
     Regulation".

(3) 1994 results include a $72.0 million pretax credit ($45.2 million after-tax or $0.08 per share) related to work force restructuring, and a $69.3 million pretax charge ($61.3 million after-tax or $0.11 per share) for certain real estate and other assets which the company is selling or no longer plans to use in the business.

(4) The Company has made certain reclassifications to conform its financial reporting to that followed by unregulated enterprises. Specifically, the Company's provision for uncollectibles, previously shown as a reduction against revenues, has been reclassified to operating expenses. Further, interest during construction, previously a component of Other income, net has been reclassified to reduce interest expense.

(5) All 1993 share and per share data have been restated to reflect the two-for-one stock split effective December 31, 1993.

                                        Twelve Months Ended
                                             December 31            %
                                         1994  (1)     1993  (1)  Change
                                      ---------      --------     ------
Revenues (5)                          $12,569.5     $11,864.7      5.9%
Operating expenses  (3) (5)            10,540.2       9,306.5     13.3%
                                      ---------     ---------
Operating income                        2,029.3       2,558.2   (20.7)%
Other income, net  (4) (5)               (146.9)       (117.3)    25.2%
Interest expense (5)                      434.8         453.0      4.0%
                                      ---------     ---------
Income before income taxes
  and extraordinary item                1,741.4       2,222.5     21.6%
Income taxes                              571.0         709.7   (19.5)%
                                      ---------     ---------
Income before extraordinary item        1,170.4       1,512.8   (22.6)%
Extraordinary item (2)                 (2,234.0)         --       n/a
                                      ---------     ---------
Net income (loss)                     $(1,063.6)    $ 1,512.8      n/a
                                      ---------     ---------

Average common shares
   outstanding  (000)  (6)             549,238        544,076      0.9%

Earnings per common share  (6)          $(1.94)         $2.78      n/a

Dividends declared per
   common share  (6)                     $1.94          $1.86      4.3%

(1) Income before the extraordinary item and one-time adjustments rose 13.4 percent to $1,687.5 million in 1994 from $1,488.4 million in 1993. Earnings per share before the extraordinary item and one-time adjustments grew 12.0 percent to $3.07, up from $2.74 in 1993. See notes 2 and 3 for details of one-time adjustments.

(2) 1994 results include an extraordinary noncash charge of $3.8 billion ($2.2 billion after-tax or $4.07 per share) related to the discontinuation of applying the accounting provisions of FAS 71, "Accounting for the Effects of Certain Types of
     Regulation".

(3) 1994 results include $728.1 million in pretax charges ($455.8 million after-tax or $0.83 per share) related to work force restructuring, as well as a $69.3 million pretax charge ($61.3 million after-tax or $0.11 per share) for certain real estate and other assets which the company is selling or no longer plans to use in the business.

(4) 1993 results include a $42.3 million pretax charge ($37.3 million after-tax or $0.07 per share) related to restructuring at Telecom Corporation of New Zealand. Also included in 1993 results was a $85.7 million pretax gain ($61.7 million after-tax or $0.11 per share) related to the sale of shares of Telecom Corporation of New Zealand.

(5) The Company has made certain reclassifications to conform its financial reporting to that followed by unregulated enterprises. Specifically, the Company's provision for uncollectibles, previously shown as a reduction against revenues, has been reclassified to operating expenses. Further, interest during construction, previously a component of Other income, has been reclassified to reduce interest expense.

(6) All 1993 share and per share data have been restated to reflect the two-for-one stock split effective December 31, 1993.

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                         (Dollars in millions)



                                                             Change from
                                      Dec. 31     Dec. 31       Dec. 31
                                        1994        1993          1993
                                      -------     -------       -------
ASSETS
Current assets                        $ 2,890.6   $ 2,626.7   $   263.9
Property, plant and equipment, net     13,454.5    17,366.1    (3,911.6)
Investments, primarily international    1,197.0     1,170.2        26.8
Other assets and deferred charges       2,400.0     2,264.7       135.3
                                      ---------   ---------    ---------
Total assets                          $19,942.1   $23,427.7   $(3,485.6)
                                      ---------   ---------   ----------
LIABILITIES AND SHAREOWNERS' EQUITY

Debt maturing within one year         $ 1,868.3   $ 2,601.6   $  (733.3)
Other current liabilities               3,307.7     3,083.7       224.0
Long-term debt                          4,477.9     4,090.4       387.5
Deferred credits and
   other long-term liabilities          4,233.1     5,807.4    (1,574.3)
Shareowners' equity                     6,055.1     7,844.6    (1,789.5)
                                      ---------   ---------   ----------
Total liabilities and
   shareowners' equity                $19,942.1   $23,427.7   $(3,485.6)
                                      ---------   ---------   ----------
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                 SELECTED FINANCIAL AND OPERATING DATA
                              (Unaudited)
                         (Dollars in millions)



                                       Dec. 31      Dec. 31        %
                                         1994         1993       Change
                                       -------      -------      ------

Debt ratio                                51.2%        46.0%       n/a
Customer lines (000's)                  18,239        17,560       3.9%
Employees                               63,594        67,192     (5.4)%
Telephone company employees             53,815        59,439     (9.5)%
Customer lines per telephone
   company employee                        339           295      14.9%

Return to average
   equity - annualized    Qtr.            n/m           20.4%       --
                          YTD            (13.6)%        20.1%       --

Return to average equity
   before extraordinary
   item - annualized      Qtr.            21.2% (1)     20.4%      3.9%
                          YTD             14.4% (1)     20.1%   (28.4)%

Return to average total
   capital - annualized   Qtr.             n/m          13.5%       --
                          YTD             (4.6)%        13.1%       --

Return to average total
   capital before
   extraordinary item -
   annualized             Qtr.            14.2% (1)     13.5%      5.2%
                          YTD             10.4% (1)     13.1%   (20.6)%

Construction activity     Qtr.        $  612.4      $  565.5       8.3%
                          YTD         $1,955.2      $2,108.4     (7.3)%

n/m = not meaningful

(1) Adjusted for fourth quarter 1994 after-tax extraordinary charge of $2.2 billion related to the discontinuation of applying
     FAS 71.


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                               SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 1, 1995
                                   AMERITECH CORPORATION

                                   By /s/ Bruce B. Howat
                                   Bruce B. Howat
                                   Secretary